Exhibit 23.1

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                                                                MORGAN & COMPANY
                                                           Chartered Accountants






            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM




We consent to the use in the amended Registration Statement on Form SB-2 of Scala Minerals, Inc. of our report, dated October 13, 2004, relating to the balance sheet of Scala Minerals, Inc. as of September 30, 2004 and the related statements of operations, stockholders' equity and cash flows for the period from June 2, 2004 (date of inception) to September 30, 2004.

We also consent to the reference to us under the heading "Interest of Named Experts and Counsel" in such Registration Statement.




Vancouver, Canada                                           "Morgan & Company"

March 31, 2005                                           Chartered Accountants









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